EXHIBIT 10.11

Notice of Grant of Stock Option and Option Agreement	Wind River Systems, Inc. ID: 94-2873391 500 Wind River Way Alameda, CA 94501

[Name of Optionholder]	Option Number:	[Option Number]
[Address of Optionholder]	Plan:	1998 Non-Officer Stock Option Plan

Effective on [Date of Grant] (the “Date of Grant”), you have been granted a(n) Non-Qualified Stock Option to buy [Number of Shares] shares of Wind River Systems, Inc. (the Company) stock at $[Price Per Share] per share. The date on which your option begins to vest is [Vesting Start Date] (the “Vesting Start Date”).

The total option price of the shares granted is [Total Exercise Price of Option].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration Date

[Number of Shares]	On Vest Date	[Month/Day/Year]	[Month/Day/Year]
[Number of Shares]	Monthly	[Month/Day/Year]	[Month/Day/Year]

Note: Please refer to Section 2 of your option agreement with regard to limitation on exercise.

By your signature and the Company's signature below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company's Stock Option Plan (see above reference to plan) as amended and made available on the Wind River internal web site and the attached Option Agreement, both of which are incorporated by reference and made a part of this document.

____________________________________ Wind River Systems, Inc. ____________________________________ [Name of Optionholder]	____________________________________ Date ____________________________________ Date

ATTACHMENT I

WIND RIVER SYSTEMS, INC.
1998 NON-OFFICER STOCK OPTION PLAN

NONSTATUTORY STOCK OPTION AGREEMENT
(FOR OPTIONEES SUBJECT TO THE LAWS OF FRANCE)
(For Grants Made On or After August 1, 2001)

     Pursuant to your Notice of Grant of Stock Option (“Grant Notice”) and this Stock Option Agreement, Wind River Systems, Inc. (the “Company”) has granted you an option under its 1998 Non-Officer Stock Option Plan (together with the addendum to the 1998 Non-Officer Stock Option Plan attached hereto captioned “Provisions Applicable to Persons Subject to the Laws of France” and collectively referred to herein as the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1.    VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

     2.    LIMITATION ON EXERCISE. Notwithstanding any vesting under Section 1 hereof, your option may not be exercised prior to four years after the Date of Grant.

     3.    NUMBER OF SHARES AND EXERCISE PRICE.

The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for capitalization adjustments, as provided in Section 11 of the Plan, to the extent such adjustments do not cause the Company to become subject to tax liabilities to which it otherwise would not be subject.

     4.    METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in the following manner:

            (a) In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

     5.     WHOLE SHARES. You may exercise your option only for whole shares of
Common Stock.

     6.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

     7.    TERM. The term of this option commences on the Date of Grant, and expires at midnight on the Expiration Date (which is the earlier of the day before (i) the tenth anniversary from the date of grant or (ii) the expiration date set forth in the Grant Notice), unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date of its term as follows: on the later of (i) six (6) months after the termination of your Continuous Status as an Employee, Director or Consultant (as defined in the Plan) with the Company or an Affiliate of the Company or (ii) if such termination occurs prior to the expiration of the four (4) year period referred to in Section 2 of this option, four (4) years and six (6) months after the Date of Grant, unless one of the following circumstances exists:

             (a)        If your termination of Continuous Status as an Employee, Director or Consultant is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), then this option will then expire on the earlier of (i) the Expiration Date set forth above or (ii) twelve (12) months following such termination; provided however, that if such termination occurs prior to the expiration of the four (4) year period referred to in Section 2 of this option, this option will expire on the earlier of (i) the Expiration Date set forth above or (ii) five (5) years from the Date of Grant.

             (b)       If your termination of Continuous Status as an Employee, Director or Consultant is due to your death or your death occurs within three (3) months following such termination, then this option will expire on the earlier of (i) the Expiration Date set forth above or (ii) six (6) months after your death.

             (c)       If during any part of such six (6) month period you may not exercise your option solely because of the condition set forth in Section 6 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of six (6) months after the later of (i) your termination of Continuous Status as an Employee, Director or Consultant or (ii) four (4) years from the Date of Grant.

     However, this option may be exercised following termination of Continuous Status as an Employee, Director or Consultant only as to that number of shares as to which it was exercisable on the date of such termination under the provisions of Section 1 of this option.

     8.    EXERCISE.

             (a)       You may exercise the vested portion of your option during its term, to the extent specified above, by delivering a Notice of Exercise (in a form designated by the

Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

             (b)       By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option or (2) the disposition of shares of Common Stock acquired upon such exercise.

     9.    TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     10.   OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

     11.   WITHHOLDING OBLIGATIONS.

             (a)       At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

             (b)       Upon your request and subject to approval by the Company, in its sole discretion, and in compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

             (c)       You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

     12.   NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     13.   GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

ATTACHMENT II

NOTICE OF EXERCISE

Wind River Systems, Inc. 500 Wind River Way Alameda, CA 94501	Date of Exercise: ____________________________

Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option:

Effective Date of Option/Date of Grant:

Number of shares as to which option is exercised:

Certificate(s) to be issued in the name of:

Total exercise price:

Cash payment delivered herewith:

Nonstatutory ___________________________________ ___________________________________ ___________________________________ $__________________________________ $__________________________________

     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1998 Non-Officer Stock Option Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

Very truly yours, _______________________________ (Signature) _______________________________ (Print Name)